SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-A

              For Registration of Certain Classes of Securities
                  Pursuant to Section 12(b) or 12(g) of the
                       Securities Exchange Act of 1934



                        RELIANCE GROUP HOLDINGS, INC.
           (Exact name of registrant as specified in its charter)


            Delaware                                 13-3082071
    (State of incorporation                       (I.R.S. Employer
        or organization)                         Identification No.)


                 Park Avenue Plaza
                 55 East 52nd Street
                 New York, New York                  10055
     (Address of principal executive offices)      (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                  Name of Each Exchange on Which
to be so registered                  Each Class is to be Registered
-------------------                  ------------------------------
Common Stock, $.10 par value         The New York Stock Exchange
                                     The Pacific Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

                                   None.

Item 1.   Description of Registrant's Securities to be Registered.

     (a)  Capital Stock.  The 2,850,000 shares of Common stock, par value
$.10 per share (the "Common Stock"), registered herein consists of 2,500,000 shares subject to issuance in connection with the Registrant's Reliance Group Holdings, Inc. 1994 Stock Option Plan and 350,000 shares subject to issuance in connection with the Registrant's 1994 Stock Option Plan for Non-Employee Directors. The description of the Common Stock under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-3 (File No. 33-67376) is incorporated herein by reference.

     (b)  Debt Securities.    Not applicable.

     (c)  Warrants and rights.    Not applicable.

     (d)  Other Securities.     Not applicable

     (e) Market Information for securities other than common equity. Not applicable.

     (f)  American Depositary Receipts.  Not applicable.


Item 2.   Exhibits.

     The Common Stock is to be registered on exchanges which currently list securities of the Registrant. Accordingly, the following exhibits are to be filed with each copy of the Registration Statement filed with the Securities and Exchange Commission or with the exchanges on which the Common Stock is to be registered, subject to Rule 12b-32 regarding incorporation of exhibits by reference.

Exhibit No. Item
----------- ----
3.1         The Registrant's Certificate of Incorporation, as amended.
            (incorporated by reference to Exhibit 3(a) to the Registrant's Registration No. 2-77043).

3.2 Amendment to Exhibit 3.1, as filed with the Secretary of State of the State of Delaware on July 22, 1986 (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement No. 33-7493).

3.3 The Registrant's By-Laws, as amended (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990).

3.4 Amendment to Exhibit 3.3, as filed with the Secretary of State of the State of Delaware on May 27, 1993 (incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement No. 33-67376).

3.5 Form of Certificate for the Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement No. 33-53246).

                                 SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   RELIANCE GROUP HOLDINGS, INC.



Date:     November 9, 1995         By:  /s/ Lowell C. Freiberg
                                        ------------------------------
                                        Lowell C. Freiberg
                                        Senior Vice President and
                                        Chief Financial Officer

                               Exhibit Index




Exhibit No.    Item                                                        Page
-----------    ----                                                        ----
3.1            The Registrant's Certificate of Incorporation, as amended.
               (incorporated by reference to Exhibit 3(a) to Registration
               No. 2-77043).

3.2            Amendment to Exhibit 3.1 (incorporated by reference to
               Exhibit 3.2 to Registration Statement No. 33-7493).

3.3 The Registrant's By-Laws, as amended (incorporated by reference to Exhibit 3.3 to the Registrant's Annual
               Report on Form 10-K for the year ended December 31, 1990).

3.4 Amendment to Exhibit 3.4, as filed with the Secretary of the State of Delaware on May 27, 1993 (incorporated by reference to Exhibit 4.5 to Registration Statement No. 33-67476).

3.5 Form of Certificate for the Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant's
               Registration Statement No. 33-53246).